Mitek Provides Update on Nasdaq Listing; Reiterates 2022 Preliminary Results and Provides 2023 Guidance

Company to Host Conference Call Today

SAN DIEGO, CA, June 13, 2023 - Mitek Systems, Inc. (Nasdaq: MITK, www.miteksystems.com, “Mitek” or the “Company”), a global leader in digital identity and digital fraud prevention, today reported that on June 13, 2023, it received a Staff Delisting Determination (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the Nasdaq Listing Qualifications Department (the “Staff”) has initiated a process to delist the Company’s securities from Nasdaq as a result of the Company’s not being in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”), which requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (the “SEC”). The Company had previously received an exception from Nasdaq to allow the Company until June 12, 2023 (the “Compliance Deadline”) to regain compliance the Listing Rule. The Notice was issued because the Company has not filed its Form 10-K for the fiscal year ended September 30, 2022 (the “Form 10-K”) and its Quarterly Reports on Form 10-Q for the quarters ended December 31, 2022 and March 31, 2023 (the “Form 10-Qs”) in a timely manner and did not meet the terms of the exception by the Compliance Deadline. Provided that the Company requests a hearing before an independent Nasdaq Hearings Panel (the “Panel”) by no later than 4:00 p.m. Eastern Time on June 20, 2023, the Notice will not immediately result in the suspension of trading or delisting of the Company’s securities.

Accordingly, Mitek intends to timely request a hearing before the Panel. Hearings are typically scheduled to occur approximately 30 to 45 days after the date of the hearing request. The hearing request will automatically stay any trading suspension or delisting action for an additional 15 calendar days following the date of the request; however, Nasdaq has a procedure to request an extension of the stay through the hearing date and the expiration of any extension period granted by the Panel following the hearing, and the Company plans to make such request. Further, while the Staff’s discretion to grant the Company additional time to make its filings has been exhausted (as described below), the Panel has the discretion to grant the Company an additional extension of up to 180 calendar days from the date of the Notice to file the Form 10-K and the Form 10-Qs. However, there can be no assurance that the Panel will grant the Company’s request for a stay pending the hearing process or any further extension following the hearing. Mitek has developed a detailed plan to present to the Panel in an effort to regain compliance with the Listing Rule and obtain an extended stay.

As noted above, Nasdaq had granted the Company a period of 180 calendar days from the prescribed due date of the Form 10-K, or until June 12, 2023, to file the Form 10-K and the Form 10-Qs to regain compliance with the Listing Rule. The delay in the Company’s filing of its periodic reports is the result of a change in the Company’s auditors and not a result of any misconduct. As previously disclosed in the Company’s Current Report on Form 8-K filed on May 27, 2022, the Company received formal notice of the resignation of its previous independent registered public accounting firm, and as disclosed in the Current Report on Form 8-K filed on July 18, 2022, engaged a new independent registered public accounting firm to act as the Company's independent auditor. As a result of the Company’s transition to a new independent registered public accounting firm and the delays related to the filing of the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2022, filed on October 28, 2022 and the Amendment No. 1 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2022, filed on October 28, 2022, the Company needed additional time to complete its procedures related to the Form 10-K, including compiling and analyzing supporting documentation in various areas that are necessary for the Company’s independent registered public accounting firm to complete its audit procedures relating to the Form 10-K.

Fiscal 2022 Preliminary Results

Mitek is reiterating its previously provided estimates that revenue for the year ended September 30, 2022 will be in the range of $143.0 million to $144.0 million, an increase of between 19-20% compared to revenue of $119.8 million in the prior year ended September 30, 2021. In addition, Mitek expects its full-year fiscal 2022 non-GAAP operating margin to be in the range of 29% to 30%.

This preliminary financial data has been prepared by and is the responsibility of the Company. Neither the Company nor its independent registered public accounting firm has completed its review or audit of these preliminary estimated financial results. For the year ended September 30, 2022, the Company’s actual results may differ materially from these preliminary financial results and may be outside the estimated ranges.

Fiscal 2023 Guidance

Mitek expects revenue for the year ending September 30, 2023 to be in the range of $162.0 million to $165.0 million, an increase of approximately 14% year over year from the mid-point of the guidance range. In addition, Mitek expects its full-year fiscal 2023 non-GAAP operating margin to be in the range of 29.5% to 30.5%.

Max Carnecchia, CEO of Mitek, commented:

“The process of bringing our new auditors on board, and getting our filings current, has taken much longer than anticipated; however, I would like to emphasize that we continue to have very collaborative interactions with the BDO audit team and appreciate the increased rigor of their audit process. While a little painful in the short run, it sets us up well for future success as we scale our business. We want to assure our customers, employees, and investors that our business is sound, and we expect to have our filings current as soon as possible. For fiscal 2022, we delivered significant growth in our total revenue, and our non-GAAP operating margins and cash flow remained strong. As a result, our cash and cash equivalents at the end of March 31, 2023 was $114.5 million, up 26% from the $90.6 million at the end of June 2022 when we last reported. In our current fiscal year, we expect to grow our total revenue and deliver solid non-GAAP operating margins and cash flow. Mitek has more than 7,800 financial organizations that use our solutions to provide trusted and convenient experiences to their millions of customers, and we remain that strong and trusted partner today.”

Conference Call Information

Mitek management will host a conference call and live webcast for analysts and investors today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss the Company’s financial results. To access the live call, dial 1-877-270-2148 (US and Canada) or 1-412-902-6510 (International) and ask to join the Mitek call.

A live and archived webcast of the conference call will be accessible on the Investor Relations section of the Company’s website at www.miteksystems.com. In addition, a phone replay will be available approximately two hours following the end of the call, and it will remain available for one week. The phone call replay can be accessed by dialing 1-877-344-7529 (US or Canada) or 1-412-317-0088 (International) and entering the passcode: 8835099.

About Mitek Systems, Inc.

Mitek (NASDAQ: MITK) is a global leader in digital identity and digital fraud prevention, with technology to bridge the physical and digital worlds. Mitek’s advanced identity verification technologies and global platform make digital access faster and more secure than ever, providing companies new levels of control, deployment ease and operation, while protecting the entire customer journey. More than 7,800 organizations use Mitek to enable trust and convenience for mobile check deposit, new account opening and more. Learn more at www.miteksystems.com.

Follow Mitek on LinkedIn, Twitter and YouTube, and read Mitek’s latest blog posts here.

Notice Regarding Forward-Looking Statements

Statements contained in this news release relating to the Company or its management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the filing of the Form 10-K and Form 10-Qs and the Company’s ability and intent to regain compliance with the Nasdaq continued listing standards, the Company’s intention to request a hearing before the panel and to request a stay of any trading suspension or delisting action, the Company’s future success, the ability of the Company to scale its business, the Company’s expectations of its revenue growth and cash flow, the Company’s estimates for the year ended September 30, 2023 and the fiscal 2023 guidance, constitute forward looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the Company’s ability to file the Form 10-K and Form 10-Qs, the Company’s ability to regain compliance with the Nasdaq continued listing standards and that Nasdaq may not grant a stay from trading suspension or delisting pending the hearing date or grant an extension beyond such hearing date or that any such extension, if granted, would be sufficient enough time for the Company to come back into compliance with the Listing Rule.

Additional risks and uncertainties faced by the Company are contained from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (SEC), including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021, as filed with the SEC on December 13, 2021 and its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which you may obtain for free on the SEC’s website at www.sec.gov. Collectively, these risks and uncertainties could cause the Company’s actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contact:
Todd Kehrli or Jim Byers
MKR Investor Relations, Inc.
mitk@mkr-group.com